Exhibit 99.1

Tripadvisor Reports First Quarter 2021 Financial Results

NEEDHAM, MA, May 6, 2021 — Tripadvisor, Inc. (NASDAQ: TRIP) today announced financial results for the first quarter ended March 31, 2021.

“Q1 demonstrated consumers want to get back out there and travel,” said Chief Executive Officer Steve Kaufer. “Traffic and revenue trends improved as vaccination rates climbed, particularly in the U.S. market. While the recovery remains uneven globally, there is light ahead. We think leisure travel is poised for a potential inflection later this year as the recovery broadens.”

Kaufer continued, “We believe we are advantageously positioned for the rebound and beyond. We remain focused on serving customers, leveraging our competitive advantages, and building our business to deliver long-term, diverse growth.”

Chief Financial Officer Ernst Teunissen added, “In Q1, we continued to execute well on factors within our control. We maintained prudent cost discipline, we further fortified our balance sheet, and we leaned into strategic areas with growth potential. We believe we have positioned the business for enhanced operating leverage and long-term shareholder value creation.”

First Quarter 2021 Financial Results

	Three months ended March 31,
(In millions, except percentages and per share amounts)	2021	2020	% Change
Total Revenue	$123	$278	(56)%
Hotels, Media & Platform	$88	$169	(48)%
Experiences & Dining	$28	$83	(66)%
Other	$7	$26	(73)%

GAAP Net Loss	$(80)	$(16)	400%

Total Adjusted EBITDA (1)	$(26)	$40	n.m.
Hotels, Media & Platform	$(3)	$53	n.m.
Experiences & Dining	$(24)	$(19)	26%
Other	$1	$6	(83)%

Non-GAAP Net Income (Loss) (1)	$(53)	$9	n.m.

Diluted Earnings (Loss) per Share:
GAAP	$(0.59)	$(0.12)	392%
Non-GAAP (1)	$(0.39)	$0.07	n.m.

Cash flow used in operating activities	$(19)	$(70)	(73)%
Free cash flow (1)	$(29)	$(90)	(68)%

n.m. = not meaningful

(1)

“Total Adjusted EBITDA”, “Non-GAAP Net Income (Loss)”, “Non-GAAP Diluted Earnings (Loss) per Share”, and “Free cash flow” are non-GAAP measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Please refer to “Non-GAAP Financial Measures” below for definitions and explanations of these non-GAAP financial measures, as well as tabular reconciliations to the most directly comparable GAAP financial measures.

Consumer demand - January, February, and March 2021 monthly unique users on Tripadvisor-branded websites improved sequentially and were approximately 53%, 56%, and 58%, respectively, of 2019’s comparable period (pre-COVID-19 timeframe), driven by vaccine progress and leisure travel’s improving recovery, particularly in the U.S. We note that U.S. monthly unique users in March 2021 approached nearly 80% of 2019 levels while traffic outside the U.S. was approximately half of 2019 levels for the same period.

Revenue - Q1 2021 total revenue of $123 million declined 56% year-over-year and was approximately 33% of 2019’s comparable period (pre-COVID-19 timeframe), which is roughly in line with Q4 2020 performance. Monthly revenue performance improved sequentially throughout the quarter, driven primarily by improved leisure travel demand in the U.S. Improvements were partially offset by more muted recovery trends outside of the U.S., most notably Europe.

Cost performance – Total operating expenses were $207 million, down 32% year-over-year, decreasing in all categories as follows:

•

Cost of revenue was $12 million, down 37% year-over-year, due to decreased direct costs from credit card payment and other revenue-related transaction costs in our Experiences & Dining segment in correlation with the reduction in revenue related to the COVID-19 pandemic, and to a lesser extent a decrease in personnel and overhead costs as a result of a reduction in headcount related to our cost-reduction measures across our business in 2020 in response to the COVID-19 pandemic.

•

Selling and marketing costs were $73 million, down 42% year-over-year, primarily due to a decrease in SEM and other online traffic acquisition costs across all our segments and businesses in response to the decline in consumer demand related to the COVID-19 pandemic and a reduction in headcount related to our cost-reduction measures across our business in 2020 in response to the COVID-19 pandemic.

•

Technology and content costs were $55 million, down 20% year-over-year, primarily due to a decrease in personnel and overhead costs as a result of a reduction in headcount driven by cost-reduction measures across our business in 2020 in response to the COVID-19 pandemic.

•

General and administrative costs were $38 million, down 25% year-over-year, primarily due to a reduction in headcount related to our cost-reduction measures across our business in 2020 in response to the COVID-19 pandemic, as well as, a decrease in bad debt expense, certain non-income related taxes, and other third-party professional service costs.

Profitability - Our consolidated net loss of $80 million was slightly higher in Q1 2021 as compared to Q4 2020, driven by lower income tax benefits in Q1 2021. Our Q1 2021 adjusted EBITDA was negative $26 million, slightly better than Q4 2020 driven by a sequential increase in revenue. The Company continues to expect the majority of its fixed cost savings will persist in 2021 and, as such, the business is positioned for operating leverage as leisure travel demand and revenue improve.

Cash & Liquidity - As of March 31, 2021, Tripadvisor had $674 million of cash and cash equivalents, an increase of $256 million from December 31, 2020, with nearly $500 million in available borrowing capacity under our revolving credit facility.

In March 2021, we completed the sale of $345 million aggregate principal amount of 0.250% per annum convertible senior notes due 2026 (the “2026 Senior Notes”) in a private offering. The Company used a portion of the proceeds from the 2026 Senior Notes to enter into privately negotiated capped call transactions with certain of the initial purchasers of the 2026 Senior Notes and/or their respective affiliates and/or other financial institutions at a cost of approximately $35 million. The Company intends to use the remainder of the net proceeds from this offering for general corporate purposes, which may include partial repayment of our pre-existing debt.

CARES Act Relief

Based on our evaluation of the CARES Act, we qualify for certain employee retention payroll tax credits, the deferral of payroll and other tax payments in the future and certain income tax related provisions, some of which are effective retroactively. Most significantly, the CARES Act allowed us to carry back our U.S. federal net operating loss incurred in 2020, for which we expect to be refunded approximately $48 million during 2021, and benefit from the reduction of tax liabilities in future years.

First Quarter 2021 Revenue by Source

	Three months ended March 31,
(In millions, except percentages )	2021	2020	% Change
Hotels, Media & Platform
TripAdvisor-branded hotels	$74	$137	(46)%
TripAdvisor-branded display and platform	14	32	(56)%
Experiences & Dining	28	83	(66)%
Other	7	26	(73)%
Total Revenue	$123	$278	(56)%

Conference Call

Tripadvisor posted prepared remarks and supplemental financial information on the Investor Relations section of Tripadvisor’s website at http://ir.tripadvisor.com. Tripadvisor will host a conference call tomorrow, May 7, 2021, at 8:30 a.m., Eastern Time, to discuss the Company’s first quarter 2021 operating results, as well as forward-looking information about Tripadvisor’s business. Domestic callers may access the earnings conference call by dialing (877) 224-9081 (International callers, dial (224) 357-2223). Investors and other interested parties may also go to the Investor Relations section of Tripadvisor’s website at http://ir.tripadvisor.com for a live webcast of the conference call. Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call will be available on Tripadvisor’s website noted above or by phone (dial (855) 859-2056 and enter the passcode 4196145) until May 14, 2021 and the webcast will be accessible at http://ir.tripadvisor.com/events-and-presentations for at least twelve months following the conference call.

About Tripadvisor

Tripadvisor, the world's largest travel guidance platform*, helps hundreds of millions of people each month** become better travelers, from planning to booking to taking a trip. Travelers across the globe use the Tripadvisor site and app to discover where to stay, what to do and where to eat based on guidance from those who have been there before. With more than 887 million reviews and opinions of nearly 8 million businesses, travelers turn to Tripadvisor to find deals on accommodations, book experiences, reserve tables at delicious restaurants and discover great places nearby. As a travel guidance company available in 49 markets and 28 languages, Tripadvisor makes planning easy no matter the trip type.

The subsidiaries of Tripadvisor, Inc. (NASDAQ:TRIP), own and operate a portfolio of travel media brands and businesses, operating under various websites and apps, including the following websites: www.bokun.io, www.cruisecritic.com, www.flipkey.com, www.thefork.com (including www.lafourchette.com, www.eltenedor.com, www.bookatable.co.uk, and www.delinski.com), www.helloreco.com, www.holidaylettings.co.uk, www.housetrip.com, www.jetsetter.com, www.niumba.com, www.seatguru.com, www.singleplatform.com, www.vacationhomerentals.com, and www.viator.com.

*   Source: SimilarWeb, unique users de-duplicated monthly, March 2021

** Source: Tripadvisor internal log files

Tripadvisor, Inc.

SELECTED FINANCIAL INFORMATION

Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020
Revenue	$123	$278

Costs and expenses:
Cost of revenue	12	19
Selling and marketing (1)	73	125
Technology and content (1)	55	69
General and administrative (1)	38	51
Depreciation and amortization	29	32
Restructuring and other related reorganization costs	―	9
Total costs and expenses	207	305
Operating income (loss)	(84)	(27)
Other income (expense):
Interest expense	(11)	(2)
Interest income	―	1
Other income (expense), net	(1)	1
Total other income (expense), net	(12)	―
Income (loss) before income taxes	(96)	(27)
(Provision) benefit for income taxes	16	11
Net income (loss)	$(80)	$(16)

Earnings (loss) per share attributable to common stockholders:
Basic	$(0.59)	$(0.12)
Diluted	$(0.59)	$(0.12)

Weighted average common shares outstanding:
Basic	136	136
Diluted	136	136

(1) Includes stock-based compensation expense as follows:
Selling and marketing	$4	$4
Technology and content	$12	$11
General and administrative	$13	$11

Tripadvisor, Inc.

Condensed Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

(Unaudited)

	March 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$674	$418
Accounts receivable and contract assets, net of allowance for credit losses of $34 and $33, respectively	97	83
Income taxes receivable	50	50
Prepaid expenses and other current assets	24	22
Total current assets	845	573
Property and equipment, net of accumulated depreciation of $398 and $386, respectively	229	240
Operating lease right-of-use assets	50	54
Intangible assets, net of accumulated amortization of $208 and $206, respectively	80	86
Goodwill	852	862
Non-marketable investments	39	40
Deferred income taxes, net	33	10
Other long-term assets, net of allowance for credit losses of $5 and $5, respectively	104	104
TOTAL ASSETS	$2,232	$1,969

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13	$18
Deferred merchant payables	71	36
Deferred revenue	38	28
Accrued expenses and other current liabilities	155	160
Total current liabilities	277	242
Long-term debt	831	491
Finance lease obligation, net of current portion	70	71
Operating lease liabilities, net of current portion	41	46
Deferred income taxes, net	2	10
Other long-term liabilities	226	223
Total Liabilities	1,447	1,083

Stockholders’ equity:
Preferred stock, $0.001 par value	―	―
Authorized shares: 100,000,000
Shares issued and outstanding: 0 and 0
Common stock, $0.001 par value	―	―
Authorized shares: 1,600,000,000
Shares issued: 142,914,851 and 140,775,221, respectively
Shares outstanding: 124,070,237 and 121,930,607, respectively
Class B common stock, $0.001 par value	―	―
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999, respectively
Additional paid-in capital	1,244	1,253
Retained earnings	309	389
Accumulated other comprehensive income (loss)	(46)	(34)
Treasury stock-common stock, at cost, 18,844,614 and 18,844,614 shares, respectively	(722)	(722)
Total Stockholders’ Equity	785	886
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,232	$1,969

Tripadvisor, Inc.

Condensed Consolidated Statements of Cash Flows

(in millions)

(Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020
Operating activities:
Net income (loss)	$(80)	$(16)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	29	32
Stock-based compensation expense	29	26
Deferred income tax expense (benefit)	(22)	9
Provision for expected credit losses	2	5
Other, net	4	(2)
Changes in operating assets and liabilities, net of effects from acquisitions and other investments	19	(124)
Net cash provided by (used in) operating activities	(19)	(70)

Investing activities:
Capital expenditures, including internal-use software and website development	(10)	(20)
Net cash provided by (used in) investing activities	(10)	(20)

Financing activities:
Repurchase of common stock	―	(115)
Proceeds from issuance of 2026 Senior Notes, net of financing costs	340	―
Purchase of capped calls in connection with 2026 Senior Notes	(35)	―
Proceeds from 2015 Credit Facility	―	700
Proceeds from exercise of stock options	7	―
Payment of withholding taxes on net share settlements of equity awards	(23)	(14)
Payments of finance lease obligation and other financing activities, net	(2)	(1)
Net cash provided by (used in) financing activities	287	570
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2)	(1)
Net increase in cash, cash equivalents and restricted cash	256	479
Cash, cash equivalents and restricted cash at beginning of period	418	319
Cash, cash equivalents and restricted cash at end of period	$674	$798

Tripadvisor, Inc.

Segment Information

(in millions, except percentages)

(Unaudited)

	Three Months Ended		% Change
	March 31, 2021	March 31, 2020	2021 vs. 2020
Revenue:
Hotels, Media & Platform	$88	$169	(48)%
Experiences & Dining	28	83	(66)%
Other	7	26	(73)%
Total revenue	$123	$278	(56)%
Adjusted EBITDA:
Hotels, Media & Platform	$(3)	$53	n.m.
Experiences & Dining	(24)	(19)	26%
Other	1	6	(83)%
Total Adjusted EBITDA (1)	$(26)	$40	n.m.
Adjusted EBITDA Margin:
Hotels, Media & Platform	(3)%	31%
Experiences & Dining	(86)%	(23)%
Other	14%	23%
Total Adjusted EBITDA Margin (1)	(21)%	14%

Net Income (Loss) (2)	$(80)	$(16)
Net Income (Loss) Margin	(65)%	(6)%

n.m. = not meaningful

(1)	Please refer to “Non-GAAP Financial Measures” below for definitions of these non-GAAP financial measures, as well as reconciliations to the most directly comparable GAAP measure.
(2)	This amount reflects our consolidated GAAP Net Income (Loss) for the periods presented. Tripadvisor does not calculate or report net income (loss) by segment.

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release and related conference call, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. We may use the following non-GAAP measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, free cash flow, non-GAAP revenue before effects of foreign exchange, and Adjusted EBITDA before effects of foreign exchange, as well as other measures.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of Tripadvisor’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare Tripadvisor’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

We define our non-GAAP financial measures as below:

Tripadvisor defines “Adjusted EBITDA” as Net Income (Loss) plus: (1) provision (benefit) for income taxes; (2) other income (expense), net; (3) depreciation and amortization; (4) stock-based compensation and other stock-settled obligations; (5) goodwill, long-lived assets and intangible asset impairments; (6) legal reserves and settlements; (7) restructuring and other related reorganization costs; and (8) non-recurring expenses and income. These items are excluded from our Adjusted EBITDA measure because these items are noncash in nature, or because the amount is not driven by core operating results and renders comparisons with prior periods less meaningful. The Company believes that excluding these amounts better enables management and investors to compare financial results between periods as these costs may vary independent of business performance.

Tripadvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.

Adjusted EBITDA and Adjusted EBITDA margin are key operating performance measures used by our management and board of directors to understand and evaluate the financial performance of our business as a whole and our individual business segments, and on which internal budgets and forecasts are based and approved. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons and better enables management and investors to compare financial results between periods as these costs may vary independent of core business performance. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors and allows for another useful comparison of our performance with our historical results from prior periods.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results reported in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other GAAP results.

Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•	Adjusted EBITDA does not reflect the interest expense or cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation or other stock-settled obligations;
•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•

Adjusted EBITDA does not reflect certain income and expenses not directly tied to the ongoing core operations of our business, such as legal reserves and settlements and restructuring and other related reorganization costs;

•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and
•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Tripadvisor defines “non-GAAP net income (loss)” as GAAP net income (loss) excluding, net of their related tax effects (which excludes the impact of significant one-time changes resulting from tax legislation or significant legislation that impacts tax, such as the CARES Act): (1) stock-based compensation expense and other stock-settled obligations; (2) amortization of intangible assets; (3) goodwill, intangible asset, and other long-lived asset impairments; (4) legal reserves and settlements; (5) restructuring and other related reorganization costs; and (6) certain gains, losses, and other non-recurring income or expenses that we do not believe are indicative of our ongoing operating results. We believe non-GAAP net income (loss) is an operating performance measure which provides investors and analysts with useful supplemental information about the financial performance of our business, as it incorporates our unaudited condensed consolidated statement of operations, taking into account depreciation, which management believes is an ongoing cost of doing business, but excluding the impact of certain expenses, infrequently occurring items and items not directly tied to the ongoing core operations of our businesses, and also enables comparison of financial results between periods where certain items may vary independent of business performance.

Tripadvisor defines “non-GAAP net income (loss) per diluted share”, or non-GAAP diluted EPS, as non-GAAP net income (loss) divided by GAAP diluted shares. We believe non-GAAP diluted EPS is useful to investors because it represents, on a per share basis, our unaudited condensed consolidated statement of operations, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes and foreign exchange gains or losses, but excluding the effects of certain expenses not directly tied to the ongoing core operations of our businesses. Tripadvisor calculates non-GAAP diluted EPS using weighted average diluted shares determined under GAAP.

Non-GAAP net income (loss) and non-GAAP diluted EPS have some of the same limitations as Adjusted EBITDA. In addition, non-GAAP net income (loss) does not include all items that affect our GAAP net income (loss) and GAAP diluted EPS for the period. Therefore, we think it is important to evaluate these measures along with our unaudited condensed consolidated statements of operations.

Tripadvisor defines “free cash flow” as net cash provided by operating activities less capital expenditures, which are purchases of property and equipment, including capitalization of internal-use software development costs. We believe this financial measure can provide useful supplemental information to help investors better understand underlying trends in our business, as it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the ongoing core operations of our businesses, such as financing activities, foreign exchange or certain investing activities. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with the unaudited condensed consolidated statements of cash flows.

Tripadvisor calculates our foreign exchange effect of revenue, or “non-GAAP revenue before effects of foreign exchange” on a constant currency basis by excluding the estimated effects of foreign currency exchange on revenue by translating actual revenue for the current year three months ended using the prior period foreign currency exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our ongoing core operating results.

Tripadvisor calculates our foreign exchange effect of Adjusted EBITDA, or “Adjusted EBITDA before effects of foreign exchange,” on a constant currency basis, by excluding the estimated effects of foreign currency exchange by translating all amounts included in Adjusted EBITDA for the current year three months ended using the prior period foreign currency exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our ongoing core operating results.

Pursuant to the requirements of Regulation G, we present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure below.

Tripadvisor, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except per share amounts and percentages)

(Unaudited)

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA (Non-GAAP):
GAAP Net Income (Loss)	$(80)	$(73)	$(16)
Add: Provision (benefit) for income taxes	(16)	(31)	(11)
Add: Other (income) expense, net	12	12	―
Add: Depreciation and amortization	29	31	32
Add: Restructuring and other related reorganization costs	―	(1)	9
Add: Stock-based compensation expense	29	29	26
Adjusted EBITDA (Non-GAAP)	$(26)	$(33)	$40

Revenue (GAAP)	$123		$278

Net Income (loss) margin (GAAP)	(65)%		(6)%
Adjusted EBITDA margin (Non-GAAP) (1)	(21)%		14%

Reconciliation from GAAP Net Income (Loss) and GAAP Net Income (Loss) per diluted share to Non-GAAP net income (loss) and Non-GAAP net income (loss) per diluted share:
GAAP Net Income (Loss)	$(80)		$(16)
Add: Stock-based compensation expense	29		26
Add: Restructuring and other reorganization costs	―		9
Add: Amortization of intangible assets	6		7
Add: (Gain)/Loss on investment	(1)		(1)
Subtract: Income tax effect of Non-GAAP adjustments (2)	7		2
Subtract: Income tax impact related to CARES Act (3)	―		14
Non-GAAP net income (loss)	$(53)		$9

GAAP diluted shares (4)	136		138

GAAP Net Income (loss) per diluted share	$(0.59)		$(0.12)
Non-GAAP net income (loss) per diluted share (5)	$(0.39)		$0.07

Reconciliation of GAAP cash flows from operating activities to Free Cash Flow (Non-GAAP):
Net cash provided by (used in) operating activities (GAAP)	$(19)		$(70)
Subtract: Capital expenditures	10		20
Free cash flow (Non-GAAP)	$(29)		$(90)
(1)	Tripadvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.
(2)

The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect on non-GAAP adjustments was calculated based on the individual impact that these items had on our GAAP consolidated income tax expense (benefit) for the periods presented.

(3)

Represents a tax benefit of $14 million recorded in connection with the passage of the CARES Act, pertaining to the tax rate differential in tax years applicable to U.S. loss carryforwards that became eligible for carryback, recorded during the three months ended March 31, 2020.

(4)

Includes potential dilutive effect of common equivalent shares as if the Company had generated net income for the three months March 31, 2020; solely in order to calculate Non-GAAP net income diluted EPS for the three months ended March 31, 2020.

(5)	Tripadvisor defines “non-GAAP net income (loss) per diluted share” as non-GAAP net income (loss) divided by GAAP diluted shares.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to Tripadvisor’s future financial performance on both a GAAP and non-GAAP basis, and Tripadvisor’s prospects as a comprehensive destination for hotels, experiences, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “look forward,”  “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our executive officers with respect to growth objectives, strategic investments, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in Tripadvisor’s filings with the SEC. As a result of such risks, uncertainties and factors, Tripadvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Tripadvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors

(781) 800.7848

ir@tripadvisor.com

Media

(781) 800.5061

uspr@tripadvisor.com